UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	FEBRUARY 22, 2006

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction	000-30758 (Commission	62-12-62580 (IRS Employer
of incorporation)	File Number)	Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)	L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
On February 22, 2006, the registrant entered into a letter agreement with Pascal Debon, former Senior Advisor of the registrant and Nortel Networks Corporation (“NNC”), concerning the cessation of Mr. Debon’s employment effective December 23, 2005. The agreement provides that Mr. Debon is entitled to: (i) the equivalent of two (2) years’ base salary as a salary continuance benefit commencing with a lump sum payment of US$295,000 to be made on June 24, 2006 and equal bi-weekly payments thereafter of US$22,692 through and including December 28, 2007; (ii) a lump sum equivalent to ten (10) weeks of base salary representing all of Mr. Debon’s accrued but unused vacation benefit; (iii) continued participation in the employee welfare benefit plans of the registrant for two years; and (iv) certain outplacement services and tax preparation services for the 2005, 2006 and 2007 tax years. The former executive will also be eligible for all benefits and entitlements accrued under the terms of the registrant’s other employee benefit and equity plans. Nortel has also agreed to indemnify Mr. Debon in accordance with applicable Canadian law. The Agreement also provides that Mr. Debon will have certain non-disclosure and non-compete obligations.
***
On February 22, 2006, the registrant entered into a letter agreement with Brian W. McFadden, former Chief Research Officer of the registrant and NNC, concerning the cessation of Mr. McFadden’s employment effective December 23, 2005. The agreement provides that Mr. McFadden is entitled to: (i) continued payments of his base salary for two years; (ii) a lump sum equivalent to ten (10) weeks of base salary representing all of Mr. McFadden’s accrued but unused vacation benefit; (iii) continued participation in the employee welfare benefit plans of the registrant for two years; (iv) certain outplacement services and tax preparation services for the tax year 2005; and (v) continued pension accruals for two years. The former executive will also be eligible for all benefits and entitlements accrued under the terms of the registrant’s other employee benefit and equity plans. Nortel has also agreed to indemnify Mr. McFadden in accordance with applicable Canadian law. The Agreement also provides that Mr. McFadden will have certain non-disclosure and non-compete obligations.
NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ William J. LaSalle
William J. LaSalle
General Counsel – Operations

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: February 28, 2006